Exhibit 32.1
CERTIFICATION OF TRUSTEE
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Trustee of T REIT Liquidating Trust hereby certifies, to his knowledge, that:
(i) the accompanying Annual Report on Form 10-K of the Company for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. Brand Inlow
W. Brand Inlow
Trustee

Date: March 22, 2010
The foregoing certification is being furnished with the Company’s Form 10-K for the year ended December 31, 2009 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.